UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  March 25, 2009

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN

1-13923

39-0690900

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

The Company entered into amendments to its $165 million senior credit facility (the “Credit Facility”) and its $138.5 million note purchase agreement (the “Note Purchase Agreement”) effective as of March 27, 2009.  Additional information regarding these amendments is included in Item 2.03 below.

Section 2 – Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The minimum consolidated net worth covenants and certain other provisions under the Credit Facility and Note Purchase Agreement were amended effective as of March 27, 2009.  Under the Note Purchase Agreement, only Series B and Series C Senior Notes in an aggregate amount of $103.5 million remain outstanding, following maturity of the Series A Senior Notes in August 2007.  The Series B Senior Notes, in an aggregate amount of $68.5 million, mature in August 2009.

Under the amendments, the Company’s minimum consolidated net worth covenant was amended to essentially eliminate the impact that pension charges have on shareholders’ equity.  The amendments also included adjustments to applicable interest rates, including, with respect to the Note Purchase Agreement, an upward adjustment in the event any holder of the Series B or Series C Senior Notes was required, under applicable insurance regulations, to maintain reserves with respect to any of the notes greater than the levels required on the date of amendment.  The amendment to the Note Purchase Agreement included additional restrictions on the amount of secured indebtedness that the Company can obtain while both amendments place certain restrictions on dividend payments and share repurchases.  At the time of the amendments, the Company was in full compliance with the terms of all financial and other covenants under the Credit Facility and the Note Purchase Agreement, and the Company remains in compliance with all of its covenants under the amended terms.

Item 2.05.

Costs Associated with Exit or Disposal Activities

On March 25, 2009, the Board of Directors approved a plan to permanently close the Company’s Jay, Maine mill by shutting down the facility’s one remaining paper machine, with manufacturing operations at the facility to end by May 31, 2009.  The closure is intended to improve the Specialty Products segment’s profitability by further reducing annual production capacity, and it follows the permanent shutdown of the facility’s Number 10 paper machine in December 2008.  Permanent closure of the Jay mill will further reduce the Specialty Products segment’s annual production capacity by 28,000 tons, or approximately 10 percent.

1

Pre-tax closure charges are estimated to be approximately $26 million, with non-cash charges, primarily related to the write-down of long-lived assets, accounting for approximately $22 million of this total.  Pre-tax closure charges of approximately $2.4  million and $22.0 million are expected in the first and second quarters, respectively, with remaining charges occurring over the second half of 2009.  The estimated cash expenditures of approximately $4 million include one-time termination benefits and other facility-related closure costs.  After considering income taxes and an anticipated reduction in working capital, the Company expects the impact of the closure to be modestly positive on a cumulative basis.

Section 8 – Other Events

Item 8.01

Other Events

In addition to the amendments to the Credit Facility and Note Purchase Agreement and the decision to close the Jay, Maine mill, the Company announced, on March 31, 2009, a series of additional initiatives intended to improve financial performance, conserve cash, and increase financial flexibility.  Included among these initiatives is the Company’s decision to suspend the payment of cash dividends, which will result in cash savings of more than $16 million annually.  A news release announcing the Company’s initiatives, as well as the amendments to the Credit Facility and Note Purchase Agreement and the decision to close the Jay, Maine mill, is attached as Exhibit 99.1 and is incorporated by reference.

Forward Looking Statements

Statements concerning the closure of the Jay, Maine mill and other initiatives undertaken by the Company and described in this report and in Exhibit 99.1 constitute forward-looking information and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  While the Company believes that these forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and all such statements involve risk and uncertainties that could cause actual results to differ materially from those contemplated and expressed in this report and the exhibit.  The assumptions, risks, and uncertainties relating to the forward-looking statements in this report and the exhibit include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at Company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and from time to time in the Company’s other filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 4.1

Amendment No. 4, dated as of March 27, 2009, to $138,500,000 Note Purchase Agreement dated as of August 31, 1999

Exhibit 4.2

Fourth Amendment, dated as of March 27, 2009, to $165,000,000 Credit Facility dated as of July 27, 2006

Exhibit 99.1

News release dated March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  March 31, 2009

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated March 25, 2009

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

4.1

Amendment No. 4, dated as of March 27, 2009, to $138,500,000 Note Purchase Agreement dated as of August 31, 1999

4.2

Fourth Amendment, dated as of March 27, 2009, to $165,000,000 Credit Facility dated as of July 27, 2006

99.1

News release dated March 31, 2009